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                                                                     Exhibit 5.2

                                                       Stuttgart, March 23, 2005


DAIMLERCHRYSLER AG AND DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION; REGISTRATION ON FORM F-3


Dear Sirs:

We have acted as German counsel to DaimlerChrysler AG, a German corporation (the "Company" or "Guarantor") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") of the registration statement on Form F-3 relating to the offering of the Securities and the Guarantees, as defined below, (the "Registration Statement") to be issued under the indenture, dated September 17, 1996, entered into by and among Daimler-Benz North America Corporation, a Delaware corporation, (now known as DaimlerChrysler North America Holding Corporation), Daimler-Benz Canada Inc., a Quebec corporation, (now known as DaimlerChrysler Canada Finance Inc.), and Daimler-Benz International Finance B.V., a Netherlands company established in Utrecht, (now known as DaimlerChrysler International Finance B.V.), the Company and JP Morgan Chase Bank, N.A., as trustee (the "Trustee") as amended (the "Indenture"). This opinion is being delivered in connection with such filing. In connection with the unconditional and irrevocable guarantee by the Guarantor, as to all payments of principal (and premium, if any) and interest, if any thereon due (the "Guarantee"), of the debt securities (the "Securities") to be issued and sold from time to time by DaimlerChrysler North America Holding Corporation pursuant to the Registration Statement and the Act, we have examined the Registration Statement, the Indenture, forms of the Securities and the Guarantees, and such corporate records, certifications and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion on behalf of the Company.

Upon the basis of such examination, we advise you that, in our opinion:

(1) The Company is an Aktiengesellschaft duly registered with the Commercial Register ("Handelsregister") in Stuttgart and validly existing under the laws of Germany.
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(2)   When the Registration Statement has become effective under the Act, the terms of the Securities and the Guarantees and of their issue and sale will have been duly established in conformity with the Indenture, the terms of a particular Security or Guarantee and of its issuance and sale will have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and the Guarantees and Securities will have been duly authorized, executed, issued and delivered by the Guarantor in accordance with the provisions of the Indenture, the Guarantees and Securities will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to the qualifications that (a) the enforcement thereof is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, (b) to the extent enforcement of an obligation is contrary to the exchange control regulations of a member state of the International Monetary Fund, that obligation may be unenforceable in the Federal Republic of Germany by reason of Section 2 (b) of Article VIII of the International Monetary Fund Agreement, and (c) generally in case of enforcement of a foreign judgment in Germany, the provisions of the German Code of Civil Procedures ("ZPO") and/or any applicable treaty apply. In giving the foregoing opinion, we are (i) assuming that at the time of the execution, issuance and delivery of each Guarantee and Security in accordance with the provisions of the Indenture, the authorization of such Guarantees and Securities will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Guarantee and Security, and (ii) assuming that neither the issuance, sale and delivery of any Guarantee and Security, nor any of the terms of such Guarantee and Security, nor compliance by the Company with such terms, will violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) referring to the opinion of William J. O'Brien III, acting as counsel to DaimlerChrysler North America Corporation as to matters of the federal law of the United States of America, the laws of the State of New York, and the General Corporation Law of the State of Delaware.

The foregoing opinions are limited to the laws of the Federal Republic of Germany.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Enforceability of Civil Liabilities" and "Legal
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Matters" in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
DaimlerChrysler AG
- Legal Department -


/s/ Thomas Frangenberg              /s/ Dr. Peter Herz
Thomas Frangenberg                  Dr. Peter Herz
Associate General Counsel           Senior Counsel